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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58598) and Form S-3 (Nos. 333-93885, 333-87415,
333-76771, 333-45200, 333-76056 and 333-64606) of RailAmerica, Inc. of our
report dated March 18, 2002, except as to the last paragraph of Note 18, which is as of March 28, 2002, relating to the financial statements, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP

West Palm Beach, Florida
April 1, 2002